Exhibit 99.1

Alkermes Announces Results of Annual General Meeting of Shareholders

All Board Nominees Overwhelmingly Elected by Shareholders

DUBLIN, July 7, 2022 – Alkermes plc (Nasdaq: ALKS) today announced the results of its 2022 Annual General Meeting of Shareholders (the “Annual Meeting”) held July 7, 2022.

All four of the Board’s nominees — Emily Peterson Alva, Cato T. Laurencin, M.D., Ph.D., Brian P. McKeon and Christopher I. Wright, M.D., Ph.D. — were re-elected to serve as directors of the company and all other company proposals were approved by shareholders. Each of the Board’s nominees was elected with approximately 97% or more of the vote, and the advisory vote on the compensation of the company’s named executive officers passed with more than 86% of the vote, with only one top 30 shareholder voting against. The full vote results will be disclosed in a Current Report on Form 8-K to be filed with the SEC.

Nancy J. Wysenski, Lead Independent Director of Alkermes’ Board of Directors (the “Board”), said “We are pleased that these independent directors were re-elected to the Board with overwhelming support from our shareholders and believe these results underscore the robustness of Alkermes’ Board refreshment efforts. The Board has taken concrete actions in recent years to support the company’s strategic priorities and drive growth. Our focus on operational execution, financial performance and strong corporate governance has delivered meaningful shareholder value and enabled us to significantly outperform peers and relevant indices in recent years. We’re excited by the current momentum across our business, and are well positioned to continue executing and delivering results for patients and our shareholders. As always, we look forward to further collaboration and engagement with our shareholders.”

About Alkermes plc

Alkermes plc is a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The company has a portfolio of proprietary commercial products focused on alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of product candidates in development for cancer and neurodegenerative disorders. Headquartered in Dublin, Ireland, Alkermes has a research and development (“R&D”) center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes' website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, and its ability to execute on its strategic priorities and deliver results for patients and shareholders. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the company’s efforts to manage its cost structure may not yield the intended results; the company may not be able to achieve long-term profitability or its profitability targets in a timely manner or at all; the impacts of the ongoing COVID-19 pandemic on the company’s business, results of operations or financial condition, including impacts on healthcare systems and on patient and healthcare provider access to the company’s marketed products; the unfavorable outcome of arbitration or litigation, including so-called “Paragraph IV” litigation and other patent litigation, or other disputes related to the company’s products or products using the company’s proprietary technologies, including the arbitration proceedings with Janssen; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (“FDA”) may not agree with the company’s regulatory approval strategies or components of the company’s marketing applications; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

Alkermes Contacts:

For Investors:  Sandy Coombs, +1 781 609 6377

For Media:  Katie Joyce, +1 781 249 8927